Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a) AND RULE 15d- 14(a) OF THE SECURITIES AND EXCHANGE ACT, AS AMENDED AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Marlow Hernandez, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Cano Health, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Dr. Marlow Hernandez
Dr. Marlow Hernandez Chief Executive Officer (Principal Executive Officer)
Date: April 6, 2023